    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 22, 1996.


                                                      REGISTRATION NO. 333-00395
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                              ENERGEN CORPORATION
             (Exact name of registrant as specified in its charter)

                      ALABAMA                                          63-0757759
          (State or other jurisdiction of                           (I.R.S. Employer
          incorporation or organization)                           Identification No.)

                            2101 SIXTH AVENUE NORTH
                           BIRMINGHAM, ALABAMA 35203
                                 (205) 326-2700
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------

                               J. DAVID WOODRUFF
                              ENERGEN CORPORATION
                            2101 SIXTH AVENUE NORTH
                           BIRMINGHAM, ALABAMA 35203
                                 (205) 326-2700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                WITH A COPY TO:

                                 JOHN K. MOLEN
                          BRADLEY, ARANT, ROSE & WHITE
                          2001 PARK PLACE, SUITE 1400
                           BIRMINGHAM, ALABAMA 35203
                                 (205) 521-8000
                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
------------------

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
------------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
                                                                             PROPOSED MAXIMUM
                                                             PROPOSED MAXIMUM    AGGREGATE      AMOUNT OF
            TITLE OF SHARES                  AMOUNT TO BE     OFFERING PRICE     OFFERING      REGISTRATION
           TO BE REGISTERED                   REGISTERED         PER UNIT         PRICE            FEE
-------------------------------------------------------------------------------------------------------------
Common Stock par value $.01 per
  share................................     750,000 shares      $24.6250*      $18,468,750      $6,368.53
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

* Estimated solely for purposes of determining the amount of the registration fee, in accordance with Rule 457(c) on the basis of the average of the average of the high and low prices of the Common Stock on the consolidated reporting system on January 19, 1996.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                              ENERGEN CORPORATION
              DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN

     The Dividend Reinvestment and Direct Stock Purchase Plan (the "Plan") of Energen Corporation ("Energen") provides investors with a convenient method of purchasing Common Stock of Energen (the "Common Stock") without payment of any brokerage commission or service charge.

     Under the terms of the Plan, an investor may:

     -- Become a shareholder of Energen by making an initial cash investment in Common Stock of not less than $250 and not more than $100,000;

     -- Automatically reinvest in additional shares of Common Stock cash dividends paid on all or any designated portion of the investor's certificated shares of Common Stock and all cash dividends paid on shares held by the Administrator or its nominee for the investor's account;

     -- Make optional cash investments in additional shares of Common Stock by check, money order, wire transfer, or, in the case of regular monthly investments, automatic bank draft of not less than $25 per investment and not more than an aggregate of $100,000 in such investments per calendar year; and

     -- Deposit Common Stock certificates already registered in the investor's name with the Plan's Administrator for safekeeping, provided all cash dividends paid with respect to the shares represented by such certificates are reinvested.

The option to make optional cash investments is not available to beneficial owners of Common Stock who participate in the Plan through a broker or nominee in whose name such shares are registered, unless the beneficial owner causes the transfer of one or more of such shares to his name. (See Question 7.)

     As indicated elsewhere in the Prospectus, and subject to the provisions of the Plan, shares of Common Stock may be purchased for the account of a participant either directly from Energen or in the open market. The purchase price of shares of Common Stock acquired for a participant directly from Energen through reinvestment of dividends will be the average of the high and low sales prices for the Common Stock, as reported in the principal consolidated transaction reporting system for securities listed on the New York Stock Exchange, Inc., for the dividend payment date (or, if the New York Stock Exchange, Inc. is closed or if no trading thereon in Common Stock occurs on the dividend payment date, for the next succeeding day on which trading in shares of Common Stock occurs on the New York Stock Exchange, Inc.). The purchase price of shares of Common Stock acquired for a participant directly from Energen through initial cash investments or optional cash investments will be the average of the high and low sales prices for the Common Stock, as reported in the principal consolidated transaction reporting system for securities listed on the New York Stock Exchange, Inc., for the first day of the calendar month following the month in which the investment is timely received by the Administrator (see Questions 11 and 17) on which trading in shares of Common Stock occurs on the New York Stock Exchange, Inc. The purchase price of shares of Common Stock acquired for participants in the open market, either through initial cash investments, reinvestment of dividends or optional cash investments, will be the weighted average of the prices paid for all shares acquired for all participants in the Plan during the period beginning on the first day of the applicable investment period and ending on the last day of such period.

     All dividends on shares credited to a participant's account under the Plan will be automatically applied to the purchase of additional shares of Common Stock.

     The Prospectus relates to 750,000 shares of Common Stock of Energen registered for sale under the Plan and includes shares of Common Stock purchased in open market transactions as well as shares of Common Stock purchased directly from Energen. It is suggested that the Prospectus be retained for future reference.
                               ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
         ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
            TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ------------------


                 THE DATE OF THIS PROSPECTUS IS MARCH   , 1996

                             AVAILABLE INFORMATION

     Energen Corporation ("Energen") is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Information, as of particular dates, concerning directors and officers, their remuneration, the principal holders of securities of Energen and any material interest of such persons in transactions with Energen is disclosed in proxy statements distributed to the shareholders of Energen and filed with the Commission. These proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material also can be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, such reports, proxy statements and other information concerning Energen can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     The Prospectus does not contain all the information set forth in the registration statement (including exhibits thereto) which Energen has filed with the Commission under the Securities Act of 1933 (the "Securities Act"). The registration statement may be inspected without charge at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Public Reference Section of the Commission at such address at prescribed rates.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The following documents filed by Energen with the Commission are incorporated by reference in the Prospectus:

          (a) Energen's annual report on Form 10-K for the year ended September 30, 1995 filed pursuant to Section 13(a) of the Exchange Act;

          (b) The description of Energen's Common Stock (and the associated Rights to Purchase Series A Junior Participating Preferred Stock) appearing in Energen's Registration Statement on Form S-3 (Registration No. 33-70464) filed pursuant to the Securities Act on October 18, 1993, as amended; and

          (c) The description of Energen's Rights Agreement dated July 27, 1988 filed as an exhibit to Energen's Registration Statement on Form 8-A, as amended by Energen's Amendment of Rights Agreement filed as an Exhibit to Energen's Form 8 Amendment No. 2 (File No. 1-7810).

     All documents subsequently filed by Energen pursuant to Sections 13, 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Common Stock pursuant to the Prospectus, shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated by reference herein or contained herein shall be deemed to be modified or superseded to the extent that a statement herein or in a document subsequently incorporated by reference herein shall modify or supersede such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Energen will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in the Prospectus (not including the exhibits to the information that is incorporated by reference in the Prospectus unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Requests for such copies should be addressed to Energen Corporation, Investor Relations Department, 2101 Sixth Avenue North, Birmingham, Alabama 35203 (telephone number
(800) 654-3206 or (205) 326-2634).

                              ENERGEN CORPORATION


     Energen is a diversified energy holding company primarily engaged in the distribution of natural gas and the acquisition, exploration and production of oil and natural gas. Its executive offices are located at 2101 Sixth Avenue North, Birmingham, Alabama 35203 (telephone number (205) 326-2700).


                                USE OF PROCEEDS

     To the extent that purchases of Common Stock pursuant to the Plan are made directly from Energen, the proceeds from such sales will be available for use by Energen for general corporate purposes.

                            DESCRIPTION OF THE PLAN

     The Plan involves the purchase of shares of Common Stock either directly from Energen or in open market transactions. The Plan, which became effective in 1984, was amended in 1991 to authorize an additional 200,000 shares of Common Stock and to authorize purchases of shares to be made either directly from Energen, as done prior to such amendment or, beginning September 1, 1991, in the open market (See Question 4). The Plan was further amended in 1996 (the "1996 Amendment") to authorize an additional 750,000 shares of Common Stock and to permit interested investors not presently owning shares of Common Stock to become participants in the Plan by making an initial cash investment for the purchase of Common Stock of not less than $250 and not more than $100,000. Shareholders of Energen who were participating in the Plan prior to the 1996 Amendment will be deemed to have elected to continue to participate in the Plan in the same manner and to the same extent as such persons participated in the Plan prior to such amendment unless such shareholders elect to withdraw from the Plan by following the instructions appearing in Question 35 or elect to change the options previously selected by such shareholders by following the instructions in Question 9.

     The following questions and answers constitute the provisions of the Plan.

PURPOSE

1. What is the purpose of the Plan?

     The Plan provides shareholders and non-shareholders of Energen with a simple and convenient way to purchase shares of Energen Common Stock and to reinvest their cash dividends on Common Stock in additional shares of Energen Common Stock. (See Questions 10, 13 and 16.) To the extent the Administrator of the Plan (as hereinafter defined), subject to the provisions of the Plan and at the direction of Energen, may purchase shares of Common Stock directly from Energen, the Plan will provide Energen with additional funds for general corporate purposes.

ADVANTAGES

2. What are the advantages of the Plan?

     (a) Interested investors, not already shareholders of record of Energen Common Stock, may become participants in the Plan by making an initial cash investment of not less than $250 and not more than $100,000.

     (b) Record holders of Common Stock not already participants in the Plan may become participants by electing to have dividend payments on all or a designated portion of their Common Stock reinvested in additional shares of Common Stock, depositing certificates representing Common Stock into the Plan for safekeeping, or making optional cash investments of not less than $25 for any single investment and not more than an aggregate of $100,000 in such investments per calendar year to purchase additional shares of Common Stock through the Plan.

     (c) In addition to having their dividend payments on Common Stock reinvested in additional shares of Common Stock, participants may invest additional funds in Common Stock through optional cash investments of not less than $25 for any single investment and not more than an aggregate of $100,000 in such investments per calendar year. Optional cash investments may be made by check, money order, or wire transfer; optional cash investments also may be made on a regular monthly basis through automatic bank draft.

     (d) No commission or service charge is paid by initial investors or participants in connection with purchases under the Plan.

     (e) Full investment of funds is possible under the Plan because the Plan permits fractions of shares of Common Stock, as well as whole shares, to be credited to participants' accounts. In addition, dividends in respect of such fractions, as well as in respect of whole shares, will be credited to participants' accounts and reinvested in shares of Common Stock under the Plan.

     (f) Safekeeping of shares of Common Stock credited to the account of a participant who is a holder of record of such Common Stock is enhanced since certificates for such shares are not issued to a participant unless the participant requests the Administrator (as hereinafter defined) to do so. (See Question 33.) Certificates for participants who participate in the Plan through a broker or nominee are issued to such broker or nominee or their representative.

     (g) Regular quarterly statements of account will provide participants with a record of each transaction completed during the year to date, total shares of Common Stock credited to the participant's account, and other information related to his account.

DISADVANTAGES

3. What are the disadvantages of the Plan?

     (a) Participants bear the market risk associated with fluctuations in the price of the Common Stock.

     (b) A participant has no control over the price and, in the case of shares of Common Stock purchased in the open market for the benefit of the participant's account, the time at which Common Stock is purchased for his account. Sales by participants under the Plan may be made for the benefit of the participant's account at any time within five business days after receipt by the Administrator (as hereinafter defined) of a sales request.

     (c) No interest will be paid on funds held by the Administrator pending investment under the Plan.

     (d) If Common Stock is being purchased pursuant to the Plan in open market transactions, optional and initial cash investments must be received by the Administrator at least five business days prior to the first day of any investment period in order to be invested during that investment period. If Common Stock is being purchased pursuant to the Plan directly from Energen, optional and initial cash investments must be received by the Administrator at least five business days before the first day of any calendar month in order to be invested during that month. Investments received less than five business days before the first day of any investment period or calendar month, as applicable, that are unable to be invested during such investment period or calendar month will be returned to the investor.

SOURCES OF COMMON STOCK PURCHASED UNDER THE PLAN

4. What will be the source or sources of Common Stock purchased under the Plan?

     Shares of Common Stock may be purchased by the Administrator (as hereinafter defined) directly from Energen or in open market transactions by a broker designated by the Administrator. Unless Energen advises the Administrator in writing that it desires the Administrator to purchase shares of Common Stock for the Plan in the open market, all shares of Common Stock will be purchased directly from Energen. Any brokerage commissions with respect to open market purchases will be paid by Energen.

ADMINISTRATION

5. Who administers the Plan?


     Harris Trust and Savings Bank, or such other person, bank, trust company or other entity (other than Energen or an employee of Energen) as Energen may from time to time designate as agent for the participating shareholders (the "Administrator"), administers the Plan for participants, keeps a continuing record of their accounts, sends quarterly statements of account to participants, and performs other duties relating to the Plan. Shares of Common Stock purchased under the Plan will be registered in the name of a nominee of the Administrator as agent for participants in the Plan, except that shares of Common Stock purchased under the Plan on behalf of participants who participate in the Plan through brokers or nominees will be issued to such brokers or nominees or their representatives. Should Harris Trust and Savings Bank resign, another person will be selected by Energen to serve as Administrator under the Plan. All communications regarding the Plan should be directed to the Administrator. Interested investors and participants may contact the Administrator by writing:


                         Harris Trust and Savings Bank
                        Dividend Reinvestment Department
                             Post Office Box A-3309
                          Chicago, Illinois 60690-9939

     To obtain an Enrollment/Authorization Form or supplemental forms only, investors and participants also may telephone toll-free (800) 286-9178 between 8 a.m. and 5 p.m., Monday through Friday, Eastern Time. To speak with a representative of the Administrator regarding the Plan, investors and participants may telephone toll-free (800) 445-4802 between 8 a.m. and 5 p.m., Monday through Friday, Central Time.

               Be sure to mention Energen in all correspondence.

PARTICIPATION

6. Who is eligible to participate in the Plan?

     Any person or entity, whether or not a holder of record of shares of Common Stock, is eligible to participate in the Plan, provided that: (i) Such person or entity fulfills the prerequisites for participation described in Questions 7 and 8; (ii) in the case of citizens or residents of a country other than the United States, its territories, and possessions, participation would not violate local laws applicable to Energen or the participant; and (iii) beneficial owners of shares of Common Stock whose shares are registered in the name of a broker or nominee may participate subject to the information regarding beneficial owners set forth in Questions 7 and 16.

7. May beneficial owners of Common Stock participate in the Plan?

     In order to participate in the Plan, beneficial owners of Common Stock of Energen whose shares are registered in the name of brokers or nominees either must become holders of record by having such shares transferred into their own names or must make appropriate arrangements with their brokers or nominees to participate in the Plan on behalf of such beneficial owners. In general, if such arrangements are made, a broker or nominee holding shares of Common Stock on behalf of a beneficial owner may participate in and make elections under the Plan with respect to such shares on behalf of such beneficial owner in the same manner as a shareholder of record could (and subject to the same limitations and conditions that would apply), except that (i) the option to make optional cash investments under the Plan, absent a transfer of one or more shares of Common Stock of Energen to the name of such beneficial owner, is not available to such beneficial owner (see Question 16) and (ii) the certificates representing shares of Common Stock of Energen purchased pursuant to the Plan are issued to such broker or nominee (or their representatives). Moreover, any fees charged by a broker or nominee in connection with such arrangements shall be paid by the participant.

     All nominees or brokers who have any questions respecting participation in the Plan by their customers should contact the Dividend Reinvestment Department, Harris Trust and Savings Bank, Post Office Box A-3309, Chicago, Illinois 60690-9939, at (800) 445-4802.

8. How does an interested investor become a participant?

     An interested investor who is not already a shareholder of record of Energen may join the Plan at any time by selecting the initial cash investment option and any desired additional methods of participation in the Plan, completing the Enrollment/Authorization Form, and returning it with a cash payment for the initial investment to the Administrator. A shareholder of record of Energen may join the Plan at any time by selecting one or more methods of participation in the Plan, completing the Enrollment/Authorization Form, and returning it together with any optional cash investment to the Administrator. An Enrollment/Authorization Form may be obtained by non-shareholders and shareholders of record by contacting the Administrator at the following address:

                         Harris Trust and Savings Bank
                        Dividend Reinvestment Department
                             Post Office Box A-3309
                          Chicago, Illinois 60690-9939

     To obtain an Enrollment/Authorization Form or supplemental forms only, investors and participants also may telephone toll-free (800) 286-9178 between 8 a.m. and 5 p.m., Monday through Friday, Eastern Time.

To speak with a representative of the Administrator regarding the Plan, investors and participants may telephone toll-free (800) 445-4802 between 8 a.m. and 5 p.m., Monday through Friday, Central Time. Information regarding Plan participation also may be obtained by contacting Energen directly at Energen Corporation, Investor Relations Department, 2101 Sixth Avenue North, Birmingham, Alabama 35203 (telephone number (800) 654-3206 or (205) 326-2634).

     A beneficial owner of Common Stock of Energen whose shares are registered in the name of a broker or nominee may join the Plan by becoming a record holder of such shares and following the instructions set forth above, or such beneficial owner may join the Plan by making appropriate arrangements with such broker or nominee in accordance with Question 7.

     If a completed Enrollment/Authorization Form initiating participation in the Plan's dividend reinvestment feature is received by the Administrator on or before the record date for the next dividend, or if a broker or nominee of a beneficial owner of Common Stock of Energen appropriately advises the Administrator of such beneficial owner's participation in the Plan's dividend reinvestment feature on or before the record date for the next dividend, that dividend will be reinvested in shares of Common Stock for the participant. If such an Enrollment/Authorization Form or such appropriate advice from a broker or nominee of a beneficial owner of Common Stock of Energen is received by the Administrator after the record date, that dividend will be paid in cash to the shareholder or the shareholder's broker or nominee and dividend investment under the Plan will begin with the next dividend.

9. How may a participant change his method of participation in the Plan?

     A participant may change his method of participation in the Plan at any time by signing a new Enrollment/Authorization Form and returning it to the Administrator or, if a participant's shares of Common Stock of Energen are held of record by a broker or nominee, by making appropriate arrangements with such broker or nominee to instruct the Administrator of such change. To allow sufficient time for processing, any change in participation with respect to reinvestment of dividends must be received by the Administrator at least twenty-five (25) days prior to the payment date in order for such dividends to be effective on such payment date, and any change with respect to optional cash purchases must be received by the Administrator at least five business days prior to the beginning of any investment period, if Common Stock is being purchased pursuant to the Plan in open market transactions, or at least five business days prior to the first trading day of any calendar month, if Common Stock is being purchased pursuant to the Plan directly from Energen.

INITIAL CASH INVESTMENTS

10. How do initial cash investments work?

     Interested investors not already record or registered shareholders of Common Stock of Energen may become participants in the Plan by making an initial purchase of Common Stock of not less than $250 and not more than $100,000.

     An investor's initial cash investment should be accompanied by a completed Enrollment/Authorization Form selecting the investor's method or methods of participation in the Plan. Initial cash investments may be made by personal check, money order, or wire transfer sent to the Administrator, made payable to the Energen Dividend Reinvestment and Direct Stock Purchase Plan. Do not send cash. Investors seeking to make wire transfers should contact the Administrator for wire instructions and may be charged fees by the commercial bank initiating the transfer. All such payments must be in United States dollars.

     Shares of Common Stock purchased through initial cash investments are held by the Administrator or its nominee for the accounts of the participants under the Plan, and all cash dividends paid with respect to such shares are automatically reinvested in additional shares of Common Stock of Energen. Partial reinvestment is available only with respect to dividends paid on certificated shares of Common Stock (see Question 15), and certificates for shares of Common Stock credited to an account under the Plan will be issued to a participant upon the written request of the participant to the Administrator (see Question 33).



11. When will initial cash investments received by the Administrator be invested?



     With respect to purchases to be made directly from Energen, initial cash investments received by the Administrator at least five business days prior to the first day of any calendar month will be invested as of the first day of that calendar month on which trading in Energen Common Stock occurs on the New York Stock Exchange. Investments received less than five business days before the first day of any calendar month that are unable to be invested during such calendar month will be held by the Administrator for investment in the next calendar month, or, in the event that investment will not occur within thirty-five (35) days of receipt by the Administrator, such investments will be returned to the investor.



     With respect to purchases to be made in the open market, initial cash investments received by the Administrator at least five business days prior to the first day of any investment period will be invested during that investment period. Investments received less than five business days before the first day of any investment period that are unable to be invested during such investment period will be held by the Administrator for investment in the next investment period, or, in the event that investment will not occur within thirty-five (35) days of receipt by the Administrator, such investments will be returned to the investor. The term investment period refers to the days during which shares are purchased with amounts received by the Administrator by the specified deadline. The number of investment periods per month and the length of each investment period may vary from month to month but all such periods will be structured to assure that all initial and optional cash investments will be invested within thirty-five (35) days of receipt by the Administrator or be returned to the investor. Purchases in the open market during each investment period will be made at times selected by the Administrator or any registered broker-dealer appointed by the Administrator to make such purchases.


     No interest will be paid on initial or optional cash investments received by the Administrator but not yet invested by the Administrator.

12. May a participant withdraw initial cash investments?

     A participant may withdraw an initial cash investment that has not been invested by the Administrator by sending written notice to such effect to the Administrator. For such withdrawal to be effective, such written notice must be received by the Administrator at least five business days prior to the first day of any investment period, if Common Stock is being purchased pursuant to the Plan in open market transactions, or at least five business days prior to the first trading day of any calendar month, if Common Stock is being purchased pursuant to the Plan directly from Energen.

DIVIDEND REINVESTMENT

13. How does dividend reinvestment work?

     If a shareholder of record or a broker or nominee acting on behalf of a beneficial owner of Common Stock of Energen has elected to reinvest cash dividends with respect to all or a portion of the certificated shares of Common Stock of Energen held by such person, Energen will send those dividends to the Administrator

(instead of to the shareholder or to the beneficial owner's broker or nominee). The Administrator then will invest the dollar amount of the dividends in Common Stock of Energen for the participant's account.

14. When will dividends be reinvested?

     Dividends on Common Stock are normally paid on or about the first business day of March, June, September and December of each year. With respect to purchases to be made directly from Energen, dividends will be reinvested effective as of the dividend payment date (or the next day on which Energen Common Stock trades on the New York Stock Exchange if no such trading occurs on the dividend payment date). With respect to purchases to be made in the open market, dividends will be reinvested by purchases at times selected by the Administrator or any registered broker-dealer appointed by the Administrator to make such purchases during the thirty (30) calendar days commencing with the dividend payment date.

15. May a participant reinvest dividends on fewer than all certificated shares of Common Stock?

     Yes. A participant may elect partial reinvestment of cash dividends paid with respect to certificated shares of Common Stock by designating such election on his Enrollment/Authorization Form. The participant also must designate the whole number of shares for which reinvestment is desired. That portion of a cash dividend not designated for reinvestment will be sent to the participant in the usual manner or by direct deposit. (See Question 27.)

     Partial reinvestment is available only with respect to dividends paid on certificated shares of Common Stock. All cash dividends paid with respect to shares of Common Stock held by the Administrator or its nominee for the accounts of participants under the Plan, including shares deposited with the Administrator for safekeeping (see Question 20), are automatically reinvested in additional shares of Common Stock of Energen.

OPTIONAL CASH INVESTMENTS

16. How do optional cash investments work?

     The option to make cash investments is available to all participants and other shareholders of record of Common Stock of Energen, but such option is not available to beneficial owners of shares of Common Stock of Energen who participate in the Plan through brokers or nominees who hold of record such owners' shares of Common Stock. However, such beneficial owners may become shareholders of record by having one or more of their shares transferred into their name and thereafter will be entitled to make optional cash investments in accordance with the Plan. (See Question 7.)

     Optional cash investments may be made by personal check, money order or wire transfer sent to the Administrator, made payable to the Energen Dividend Reinvestment and Direct Stock Purchase Plan. Do not send cash. Investors seeking to make wire transfers should contact the Administrator for wire instructions and may be charged fees by the commercial bank initiating the transfer. Optional cash investments may not be less than $25 for any single investment and not more than an aggregate of $100,000 for all such investments per calendar year, and all such payments must be in United States dollars. The same amount of money need not be sent on a monthly basis by a participant, and there is no obligation to make an optional cash investment on any regular basis, monthly or otherwise. However, an automatic monthly investment feature is available. (See Question 19.)

     A shareholder of record seeking to enroll in the Plan may make an optional cash investment when enrolling by enclosing with the Enrollment/Authorization Form a check payable to Energen Dividend Reinvestment and Direct Stock Purchase Plan.

     Every optional cash investment taking place after enrollment in the Plan and not occurring through a wire transfer should be accompanied by a cash investment form. Cash investment forms are reproduced on the participant's quarterly statements of account and may also be obtained from the Administrator.


     Shares of Common Stock purchased through initial cash investments are held by the Administrator or its nominee for the accounts of the participants under the Plan, and all cash dividends paid with respect to such shares are automatically reinvested in additional shares of Common Stock of Energen. Partial reinvestment is available only with respect to dividends paid on certificated shares of Common Stock (see Question 15), and certificates for shares of Common Stock credited to an account under the Plan will be issued to a participant upon the written request of the participant to the Administrator (see Question 33).



17. When will optional cash investments received by the Administrator be invested?



     With respect to purchases to be made directly from Energen, optional cash investments received by the Administrator at least five business days prior to the first day of any calendar month will be invested as of the first day of that calendar month on which trading in Energen Common Stock occurs on the New York Stock Exchange. Investments received less than five business days before the first day of any calendar month that are unable to be invested during such calendar month will be held by the Administrator for investment in the next calendar month, or, in the event that investment will not occur within thirty-five (35) days of receipt by the Administrator, such investments will be returned to the investor.



     With respect to purchases to be made in the open market, optional cash investments received by the Administrator at least five business days prior to the first day of any investment period will be invested during that investment period. Investments received less than five business days before the first day of any investment period that are unable to be invested during such investment period will be held by the Administrator for investment in the next investment period, or, in the event that investment will not occur within thirty-five (35) days of receipt by the Administrator, such investments will be returned to the investor. The term investment period refers to the days during which shares are purchased with amounts received by the Administrator by the specified deadline. The number of investment periods per month and the length of each investment period may vary from month to month but all such periods will be structured to assure that all initial and optional cash investments will be invested within thirty-five (35) days of receipt by the Administrator or be returned to the investor. Purchases in the open market during each investment period will be made at times selected by the Administrator or any registered broker-dealer appointed by the Administrator to make such purchases.


     No interest will be paid on initial or optional cash investments received by the Administrator but not yet invested by the Administrator.

18. May a participant withdraw optional cash investments?

     A participant may withdraw an optional cash investment that has not been invested by the Administrator by sending written notice to such effect to the Administrator. For such withdrawal to be effective, such written notice must be received by the Administrator at least five business days prior to the first day of any investment period, if Common Stock is being purchased pursuant to the Plan in open market transactions, or at least five business days prior to the first trading day of any calendar month, if Common Stock is being purchased pursuant to the Plan directly from Energen.

19. What is the Automatic Monthly Investment feature of the Plan and how does it work?

     Participants may make optional cash investments of not less than $25 for any single investment and not more than an aggregate of $100,000 in such investments per calendar year by means of monthly automatic electronic funds transfers ("Automatic Monthly Investment") from a predesignated account with a United States financial institution.


     To initiate Automatic Monthly Investment, a participant must complete the automatic monthly deduction section of the Enrollment/Authorization Form, and sign and return the Form to the Administrator with a voided blank check for the account from which funds are to be drawn. Forms will be processed and will be effective as promptly as practicable. With respect to purchases to be made directly from Energen, a completed automatic monthly investment form received by the Administrator at least seven business days prior to the end of a calendar month will be effective as of the first day of the following calendar month on which trading in Energen Common Stock occurs on the New York Stock Exchange. With respect to purchases to be made in the open market, a completed automatic monthly investment form received by the Administrator at least seven business days prior to the first day of any investment period will be invested during that investment period. Investment forms received less than seven business days before the first day of any investment period or calendar month, as applicable, will begin being invested in the next following investment period or calendar month.


     With respect to purchases to be made directly from Energen, once Automatic Monthly Investment is timely initiated, funds will be drawn from the participant's designated financial institution account on the seventh business day preceding the first business day of the month for which the investment qualifies and will be invested in Common Stock beginning on that date.

     With respect to purchases to be made in the open market, once Automatic Monthly Investment is timely initiated, funds will be drawn from the participant's designated financial institution account on the seventh business day preceding the first day of the investment period for which the investment qualifies and will be invested in Common Stock during that investment period.

     Participants may change the amount of their Automatic Monthly Investment by completing and submitting to the Administrator a new automatic monthly deduction form. To be effective with respect to the next following month or investment period, however, the new automatic monthly deduction form must be received by the Administrator at least seven business days prior to the beginning of any investment period, if Common Stock is being purchased pursuant to the Plan in open market transactions, or at least seven business days prior to the first trading day of any calendar month, if Common Stock is being purchased pursuant to the Plan directly from Energen. Otherwise, the change will be effective in the following month or investment period. Participants may terminate their Automatic Monthly Investment by notifying the Administrator in writing.

DEPOSIT OF CERTIFICATES

20. May a participant deposit Common Stock certificates under the Plan?

     Yes. A participant may deposit with the Administrator any Common Stock certificates now or hereafter registered in the participant's name for inclusion in the participant's account under the Plan. There is no charge for this custodial service and, by making the deposit, you will be relieved of the responsibility of loss, theft or destruction of the certificate. Because you bear the risk of loss in sending stock certificates to the Administrator, it is recommended that certificates be sent to the Administrator by registered mail, return receipt requested and properly insured. Certificates should not be endorsed. Whenever certificates are issued to you either upon request or upon termination of participation, new, differently numbered certificates will be issued. Dividends will be reinvested on shares represented by the certificates deposited with the Administrator.

GIFTING AND OTHERWISE TRANSFERRING PLAN SHARES

21. May an interested investor make a gift by establishing an account on behalf of a recipient?

     Yes. A participant or a non-participant may establish a new account for a gift recipient by submitting to the Administrator an Enrollment/Authorization Form in the recipient's name together with an initial cash payment of not less than $250 and not more than $100,000. (See Question 10.)

22. May an interested investor make a gift by submitting an optional cash investment for the benefit of a participant?

     Yes. A participant or a non-participant may make an optional cash investment for the benefit of a participant by sending to the Administrator a check or money order, made payable to the Energen Dividend Reinvestment and Direct Stock Purchase Plan, and a cash investment form identifying the recipient's account. (See Question 16.) Cash investment forms are reproduced on the participant's quarterly statements of account and also may be obtained from the Administrator.

23. May a participant make a gift of, or otherwise assign or transfer to another person, all or a part of the participant's shares held under the Plan?

     Yes. If a participant wishes to change the ownership of all or part of the participant's shares held under the Plan through gift, private sale or otherwise, the participant may effect the transfer by mailing a properly completed and executed transfer form to the Administrator. Transfer forms are reproduced on the participant's quarterly statements of account and also may be obtained from the Administrator. Transfers of less than all of a participant's shares must be made in whole share amounts. No fraction of a share may be transferred. Requests for transfer are subject to the same requirements as for the transfer of Common Stock certificates, including the requirement of a Medallion Signature Guarantee. A Medallion Signature Guarantee is a signature guarantee by an institution such as a commercial bank, trust company, securities broker/dealer, credit union, or a savings institution participating in a Medallion Program approved by The Securities Transfer Association, Inc. No other form of signature verification can be accepted. Participants may obtain Plan Share Transfer Forms or additional information from the Administrator.

24. If the Plan shares are transferred to another person, will the Company issue a stock certificate to the transferee?

     No. Shares transferred will continue to be held by the Administrator under the Plan. If the transferee is not already a participant, a Plan account will be opened in the name of the transferee, and the transferee automatically will be enrolled in the Plan. All dividends on shares transferred to the transferee's Plan account will be reinvested pursuant to the terms of the Plan. (See Question 15.)

25. How will a transferee be advised of his or her ownership?

     The transferee will receive a statement showing the number of shares transferred to and held in the transferee's Plan account. At the transferor's request, the Administrator will provide the transferor with a gift certificate suitable for presentation to the transferee and evidencing the transfer.

26. How is reinvestment affected if a participant sells or transfers all or a portion of the shares of Common Stock?

     If a participant who is reinvesting the cash dividends on all of the shares of Common Stock registered in the participant's account disposes of a portion of these shares, the Administrator will continue to reinvest the dividends on the remaining shares registered in such participant's name until it is notified otherwise.

     If a participant who is reinvesting the cash dividends on only a portion of the shares of Common Stock registered in the participant's account disposes of a portion of the shares of Common Stock registered in his account, it will be assumed that the participant has disposed of shares of Common Stock as to which the participant is not reinvesting the cash dividends. If the participant disposes of a number of shares of Common Stock registered in the participant's account in excess of the number of shares of Common Stock as to which the participant is not reinvesting cash dividends, the Administrator will continue to reinvest the dividends on the remaining shares of Common Stock registered in the participant's account.

     If a participant ceases to be a shareholder of record on the books of Energen, the Administrator, at its option, may write to the participant requesting instructions on disposition of shares credited to the Plan account. If no instructions are received from the participant, the Administrator may continue to reinvest the dividends on the shares held in the Plan account.

DIRECT DEPOSIT OF DIVIDENDS NOT REINVESTED

27. Can dividends not reinvested under the Plan be received by direct deposit?

     Yes. A Participant who elects not to reinvest all or any portion of cash dividends on any certificated shares of Common Stock may, like any shareholder of record of Common Stock of Energen, receive such cash dividends by electronic deposit to the participant's predesignated bank, savings, or credit union account. To receive a direct deposit of funds, participants must complete and sign a direct deposit authorization form and return it to the Administrator. Direct deposit authorization forms may be obtained from the Administrator. Direct deposit will become effective as promptly as practicable after receipt of a completed direct deposit authorization form. Changes in designated direct deposit accounts may be made by delivering a completed direct deposit authorization form to the Administrator. Cash dividends on certificated shares of Common Stock not designated for reinvestment and not directly deposited will be paid by check on the applicable dividend payment date.

COSTS

28. Are there any expenses to participants in connection with purchases under the Plan?

     All costs of administering the Plan plus any brokerage commissions with respect to open market purchases will be paid by Energen. There are no other expenses in connection with withdrawal from the Plan unless the participant requests that shares be sold. (See Question 36.)

PURCHASES

29. How many shares of Common Stock will be purchased for a participant?

     A participant's account will be credited with the number of shares of Common Stock, including fractions reported to four decimal places, equal to the total amount invested or reinvested, divided by the per share purchase price.

30. What will be the per share purchase price of Common Stock purchased under the Plan?

     As indicated elsewhere in the Prospectus, and subject to the provisions of the Plan, shares of Common Stock may be purchased for the account of a participant either directly from Energen or in the open market. The purchase price of shares of Common Stock acquired for a participant directly from Energen through reinvestment of dividends will be the average of the high and low sales prices for the Common Stock, as reported in the principal consolidated transaction reporting system for securities listed on the New York Stock Exchange, Inc., for the dividend payment date (or, if the New York Stock Exchange, Inc. is closed or if no trading thereon in Common Stock occurs on the dividend payment date, for the next succeeding day on which trading in shares of Common Stock occurs on the New York Stock Exchange, Inc.). The purchase price of shares of Common Stock acquired for a participant directly from Energen through initial cash investments or optional cash investments will be the average of the high and low sales prices for the Common Stock, as reported in the principal consolidated transaction reporting system for securities listed on the New York Stock Exchange, Inc., for the first day of the calendar month following the month in which the investment is timely received by the Administrator (see Questions 11 and 17) on which trading in shares of Common Stock occurs on the New York Stock Exchange, Inc. The purchase price of shares of Common Stock acquired for participants in the open market, either through initial cash investments, reinvestment of dividends or optional cash investments, will be the weighted average of the prices paid for all shares acquired for all participants in the Plan during the period beginning on the first day of the applicable investment period and ending on the last day of such period.

REPORTS TO PARTICIPANTS

31. How will participants be advised of their purchase of Common Stock?

     As soon as practicable after each purchase, a participant will receive from the Administrator a statement of account. An annual statement will be provided by the Administrator on or before January 31 of each year for the prior calendar year. These statements are a participant's continuing record of the price of his purchases and should be retained for tax and other purposes. In addition, each participant will be sent copies of the communications sent to other shareholders, including Energen's quarterly financial reports, annual reports, notices of annual meeting and proxy statements, and income tax information for reporting dividends paid.

DIVIDENDS

32. Will participants be credited with cash dividends on fractions of shares of Common Stock?

     Yes. Participants will be credited with the amount of dividends attributable to fractions of shares of Common Stock in their Plan accounts, and these dividends will be reinvested.

CERTIFICATES FOR SHARES

33. Will certificates be issued for shares of Common Stock purchased?

     Normally, certificates for shares of Common Stock purchased under the Plan will not be issued to participants, except that certificates will be issued to brokers or nominees or their representatives participating in the Plan on behalf of beneficial owners of shares of Common Stock of Energen. The number of shares of Common Stock credited to a participant's account under the Plan will be shown on the participant's statement of account. The policy respecting issuance of stock certificates protects against loss, theft or destruction of stock certificates.

     Certificates for any number of whole shares of Common Stock credited to an account under the Plan will be issued to a participant upon the written request of the participant to the Administrator, and issuance of such certificates will not terminate participation in the Plan, including, unless otherwise specified by the shareholder, the continued allocation to a participant's account of dividends paid respecting the shares of Common Stock as to which such certificates are issued. Dividends respecting any remaining whole shares and fraction of a share reflected as being held in a participant's account also will continue to be credited to the participant's account.

     A participant's rights under the Plan and shares credited to the account of a participant under the Plan may not be pledged as collateral or otherwise transferred except as described in Questions 21 through 26. A participant who wishes to pledge or transfer such shares must request that certificates for such shares be issued in the participant's name.

     Certificates for fractions of shares will not be issued under any circumstance.

34. In whose name are accounts maintained and in whose name will certificates be issued?

     An account under the Plan is maintained in the name in which certificates of the record holder of shares of Common Stock of Energen were registered at the time the participant joined the Plan, or, if the participant joined the Plan by making an initial cash investment, the account is maintained in the name of the initial purchaser as that name appeared on the Enrollment/Authorization Form accompanying the initial investment. Consequently, certificates for whole shares issued upon the request of participants will be issued in the same name.

WITHDRAWAL

35. When may a participant withdraw from the Plan?

     A participant may withdraw from the Plan at any time by notifying the Administrator in writing. If such notice is received by the Administrator twenty-five (25) days prior to a dividend payment date, the amount of such dividend which would otherwise have been reinvested will be paid to the withdrawing participant.

     In the event that such notice is received by the Administrator at least five business days prior to the first trading day of the calendar month for which the investment qualifies, if purchases of Common Stock pursuant to the Plan are being made directly from Energen, or at least five business days prior to the beginning of the investment period for which the investment qualifies, if purchases of Common Stock pursuant to the Plan are being made in open market transactions, any optional cash investment received (and not reinvested pursuant to the Plan) prior to the Administrator's receipt of such notice will be returned to the record holder of the shares of Common Stock allocated to the withdrawing participant.

     If such notice is not received by the Administrator in accordance with the provisions of the foregoing paragraphs, the dividend paid on the dividend payment date or any optional cash investment held by the Administrator at such time will be invested for the participant's account. Any optional cash investments or dividends received by the Administrator on or after the receipt of timely notice, as indicated in the preceding sentence, will be returned to the record holder of the shares of Common Stock allocated to the account of the withdrawing participant.

     Dividends paid after withdrawal from the Plan will be paid in cash directly to the record holder of the shares of Common Stock allocated to the withdrawing participant. Shareholders of record and beneficial owners of shares of Common Stock of Energen, acting through the brokers or nominees (or their representatives) in whose name their shares are registered, may re-enroll in the Plan at any time.

36. What happens when a participant withdraws from the Plan?

     When a participant withdraws from the Plan, or upon termination of the Plan by Energen, a participant has two options for receiving the proceeds from the account. The participant may request that certificates for whole shares of Common Stock credited to the applicable account under the Plan be issued to such participant and a cash payment be made for any fraction of a share. The participant also may request that all of the shares of Common Stock credited to the participant's account, both whole and fractional, be sold. The sale of all whole and/or fractional shares of Common Stock will be made for the participant's account in brokerage transactions on a national or regional securities exchange within five business days after receipt by the Administrator of the request. A participant whose shares of Common Stock are sold in such manner will receive the proceeds of the sale, less any brokerage commission and any transfer tax.

     Upon the Administrator's receipt of notice of a participant's withdrawal from the Plan, or upon termination of the Plan by Energen, the Administrator will, absent further notice as to the participant's choice of the options above for receiving the proceeds from the account, issue certificates for whole shares of Common Stock credited to the account and make a cash payment for any fraction of a share.

FEDERAL INCOME TAXES

37. How will reinvested dividends be treated for federal income tax purposes under the provisions of the applicable tax laws?

     Dividends which are reinvested in accordance with the Plan will be taxed as cash dividends.

38.What provision is made for foreign shareholders whose dividends are subject to income tax withholding?

     In the case of those foreign holders of Common Stock who become participants and whose dividends are subject to United States income tax withholding, Energen will apply an amount equal to the dividends payable to such participant, less the amount of tax required to be withheld, to the purchase of shares of Common Stock for the participant's account. The quarterly statements confirming purchases made for such foreign participants will indicate the amount of tax withheld.

     Foreign shareholders who only participate in the Plan by making optional cash investments will continue to receive cash dividends on shares of Common Stock registered in their names in the same manner as if they were not participating in the Plan. Optional cash investments received from them must be in United States dollars and will be invested in the same manner as payments from other participants.

OTHER INFORMATION

39. Does participation in the Plan involve risk?

     The risk to participants is the same as with any other investment in shares of Common Stock of Energen. The participant bears the risk of loss and realizes the benefits of any gain from market price changes with respect to all such shares held in the participant's account under the Plan or otherwise. It should be recognized that since purchase prices with respect to shares of Common Stock purchased directly from Energen are established on the first trading date for the Common Stock each calendar month, and purchase prices with respect to shares of Common Stock purchased in the open market transactions are established at times selected by the Administrator or any registered broker-dealer appointed by the Administrator to make such purchases during the applicable investment period, a participant loses any advantage otherwise available from being able to select the precise timing of investments. Participants must recognize that neither Energen nor the Administrator can assure a profit or protect against a loss on the shares purchased under the Plan.

40. What happens if Energen issues a stock dividend, declares a stock split or has a rights offering?

     Any shares representing stock dividends or stock splits of Common Stock distributed by Energen on shares held by the Administrator or its nominee for the account of a participant under the Plan will be added to the participant's account. Certificates for shares representing stock dividends or stock splits distributed on shares held by the Administrator or its nominee for the participant's account will normally not be issued to the participant (see Question 33).

     Any shares representing stock dividends or stock splits of Common Stock distributed by Energen on shares subject to the Plan but held by the participant will be issued and delivered to the appropriate shareholder of record in the same manner as to shareholders who are not participating in the Plan.

     In the event of a stock split or stock dividend, all cash dividends paid with respect to shares held by the Administrator or its nominee for the participant's account under the Plan will continue to be automatically reinvested. All cash dividends on shares held directly by the participant (or the participant's nominee) will continue to be reinvested following such stock split or stock dividend in the same proportion as were the cash dividends on shares of Common Stock held by the participant (or the participant's nominee) immediately prior to the stock split or stock dividend.

     In the event of a rights offering, a participant's entitlement will be based upon the participant's total holdings, including shares credited to the participant's account under the Plan. Rights applicable to a shareholder of record who participates in the Plan will be sold by the Administrator, the proceeds will be credited to the participant's account under the Plan and applied as an optional cash investment to purchase shares of Common Stock. Participants who wish to be in a position to exercise their rights should request that the Administrator issue certificates to them.

41. What are the responsibilities of Energen and the Administrator under the Plan?


     Energen and the Administrator in administering the Plan will not be liable for any act done in good faith or for the good faith omission to act (other than violations of the federal securities laws) including, without limitation, (a) any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death, or (b) with respect to the prices at which shares are purchased for the participant's account and the times when such purchases are made, or (c) with respect to any loss or fluctuation in the market value after purchase of shares.


42. May the Plan be changed or discontinued?

     Energen has the right to amend, suspend, modify or terminate the Plan at any time without the approval of the participants. Notice of any such amendment, suspension, modification or termination will be sent to all participants who shall in all events have the right to withdraw from the Plan. (See Questions 35 and 36.)

43. How will shares of Common Stock of a participant be voted at annual or special meetings of shareholders?

     Each holder of record of shares of Common Stock allocated to a participant's account will be sent a proxy card and will be entitled to vote any shares of Common Stock held by the Administrator for his account. In the case of a beneficial owner of shares of Common Stock who participates in the Plan through a broker or nominee, such beneficial owner must make appropriate arrangements with such broker or nominee to ensure exercise by such owner of the right to vote such shares.

44. How is the Plan to be interpreted?

     Any question of interpretation arising under the Plan is determined by Energen and any such determination is final.

                                 LEGAL OPINION

     The legality of the securities offered hereby has been passed upon by Bradley, Arant, Rose & White, Birmingham, Alabama, counsel for Energen. The partners and associates of Bradley, Arant, Rose and White beneficially own approximately 5,000 shares of Energen Common Stock.

                                    EXPERTS

     The consolidated financial statements of Energen Corporation and its subsidiaries as of September 30, 1995 and for each of the years then ended, which are included in Energen's annual report on Form 10-K for the year ended September 30, 1995 and which are incorporated by reference in the Prospectus, have been incorporated herein in reliance on the report, which includes an explanatory paragraph regarding Energen changing its method of accounting for certain other post-retirement benefits effective October 1, 1993 of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in auditing and accounting.

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ENERGEN CORPORATION. THE PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THESE SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. EXCEPT WHERE OTHERWISE INDICATED, THE PROSPECTUS SPEAKS AS OF THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT. NEITHER THE DELIVERY OF THE PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ENERGEN CORPORATION SINCE THE DATE HEREOF.

                               ------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Available Information.................    2
Documents Incorporated by Reference...    2
Energen Corporation...................    3
Use of Proceeds.......................    3
Description of the Plan...............    3
Legal Opinion.........................   18
Experts...............................   18


                                     [LOGO]

                              ENERGEN CORPORATION
                               ------------------

                                    DIVIDEND
                                REINVESTMENT AND

                                  DIRECT STOCK

                                 PURCHASE PLAN

                               ------------------

                                 750,000 SHARES
                                  COMMON STOCK

                                 $.01 PAR VALUE

                               ------------------

                                   PROSPECTUS

                              DATED MARCH   , 1996

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The Registrant estimates that the expenses to be incurred and borne by it in connection with the proposed sale of the Common Stock will be as follows:

      Registration fee.......................................................  $ 6,368.00
    * Listing fees...........................................................    2,500.00
    * Blue Sky expenses......................................................    2,500.00
    * Transfer Agents fees...................................................   25,000.00
    * Printing expenses......................................................   10,000.00
    * Legal fees and expenses................................................   15,000.00
    * Accounting fees........................................................    5,000.00
    * Miscellaneous expenses.................................................    5,000.00
                                                                               ----------
         *Total expenses.....................................................  $71,368.53
                                                                                =========

---------------

* Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     (a) Article XI of the Registrant's Restated Certificate of Incorporation provides as follows:

  XI.  Limitation of Liability:

          11.01 A director of the Corporation shall not be liable to the Corporation or its shareholders for money damages for any action taken, or failure to take action, as a director, except for (i) the amount of a financial benefit received by such director to which such director is not entitled; (ii) an intentional infliction of harm by such director on the Corporation or its shareholders; (iii) a violation of Section 10-2B8.33 of the Code of Alabama of 1975 or any successor provision to such section;
     (iv) an intentional violation by such director of criminal law; or (v) a breach of such director's duty of loyalty to the Corporation or its shareholders. If the Alabama Business Corporation Act, or any successor statute thereto, is hereafter amended to authorize the further elimination or limitation of the liability of a director of a corporation, then the liability of a director of the Corporation, in addition to the limitations on liability provided herein, shall be limited to the fullest extent permitted by the Alabama Business Corporation Act, as amended, or any successor statute thereto. The limitation on liability of directors of the Corporation contained herein shall apply to liabilities arising out of acts or omissions occurring subsequent to the adoption of this Article XI and, except to the extent prohibited by law, to liabilities arising out of acts or omissions occurring prior to the adoption of this Article XI. Any repeal or modification of this Article XI by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or modification.

     (b) Section 2.06 of the Registrant's Bylaws provides as follows:

  2.06  INDEMNIFICATION OF DIRECTORS AND OFFICERS; LIABILITY INSURANCE --

          (a) The Corporation does hereby indemnify any officer or directors of the Corporation who was, or is, a party, or is threatened to be made a party, to any threatened, pending, or completed claim, action, or proceeding, whether civil, criminal, administrative, or investigative, including appeals, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, an officer, an employee, or an agent of the Corporation or is, or was,serving at the request of the Corporation as a director, officer partner, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fee, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonably cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) The Corporation does hereby indemnify any officer or director of the Corporation who was, or is, a party, or is threatened to be made a party, to any threatened, pending, or completed claim or action by, or in the right of, the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, an officer, an employee, or an agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that the court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

          (c) To the extent that a director or an officer of the Corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in subsections (a) and (b) of this section or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith, notwithstanding that he has not been successful on any other claim, issue, or matter in any such action or proceeding.

          (d) Any indemnification under subsections (a) and (b) of this section, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made:

             (i) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to, or who have been wholly successful on the merits or otherwise with respect to, such claim, action, or proceeding;

             (ii) If such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

             (iii) By the stockholders.

          (e) Expenses, including attorneys' fees, incurred in defending a civil or criminal claim, action, or proceeding may be paid by the Corporation in advance of the final disposition of such claim, action, or proceeding as authorized in the manner provided in subsection (d) of this section upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if, and to the extent that, it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this section.

          (f) The indemnification authorized by this section shall not be deemed exclusive of, and shall be in addition to, any other rights, whether created prior or subsequent to the enactment of this section, to which those indemnified may be entitled under any statute, rule of law, provision of articles of incorporation, by-law, agreement, or vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director or an officer, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          (g) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or an officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section."

     (c) In addition to the foregoing provisions of the Bylaws of the Registrant, directors, officers and controlling persons of the Registrant may be indemnified by the Registrant pursuant to the provisions of Sections 10-2B8.50 to 10-2B-8.58 of the Code of Alabama of 1975, as amended, which indemnity may be broader than that provided by the Registrant's Bylaws.

     (d) In addition, the Registrant maintains officers' and directors' liability insurance.

ITEM 16.  EXHIBITS

EXHIBIT NO.                                         DESCRIPTION
-----------       --------------------------------------------------------------------------------
      *4(a)   --  Restated Conformed Certificate of Incorporation of the Registrant, as amended through February 3, 1995, which was filed as Exhibit 3(f) to the Registrant's
                  Annual Report on Form 10-K for the year ended September 30, 1995 (File No.
                  1-7810).
      *4(b)   --  Certificate of Adoption of Resolutions designating Series A Junior Participating
                  Preferred Stock, adopted June 27, 1988, which was filed as Exhibit 4(e) to the
                  Registrant's Registration Statement on Form S-2 (Registration No. 33-25435).
      *4(c)   --  Bylaws of the Registrant, which were filed as Exhibit 4(e) to the Registrant's
                  Registration Statement on Form S-8 (Registration No. 33-14855).
      *4(d)   --  Rights Agreement, dated as of July 27, 1988, between Energen Corporation and
                  AmSouth Bank N.A., Rights Agent, which was filed as Exhibit I to the
                  Registrant's Registration Statement on Form 8-A (File No. 1-7810).
      *4(e)   --  Amendment of Rights Agreement, dated as of February 28, 1990, between Energen
                  Corporation and AmSouth Bank N.A., Rights Agent, which was filed as Exhibit 2 to
                  Registrant's Form 8 Amendment No. 2 to it Registration Statement on Form 8-A
                  (File No. 1-7810).
      *4(f)   --  Indenture, dated as of January 1, 1992, between the Registrant and Boatmen's
                  Trust Company, Trustee, which was filed as Exhibit 4 to the Registrant's
                  Registration Statement on Form S-3 (Registration No. 33-44936).
      *4(g)   --  Indenture, dated as of March 1, 1993, between the Registrant and Boatman's Trust
                  Company, Trustee, which was filed as Exhibit 4 to the Registrant's Registration
                  Statement on Form S-3 (Registration No. 33-25435).
      *4(h)   --  Indenture dated as of November 1, 1993, between Alabama Gas Corporation and
                  NationsBank of Georgia, National Association, Trustee, which was filed as
                  Exhibit 4(k) to Alabama Gas's Registration Statement on Form S-3 (Registration
                  No. 33-70466).
     **5      --  Opinion of Bradley, Arant, Rose & White as to the legality of the securities being offered by the Prospectus.
    **23(a)   --  Consent of Bradley, Arant, Rose & White (contained in their opinion filed as
                  Exhibit 5 to this Registration Statement).
    **23(b)   --  Consent of Coopers & Lybrand L.L.P.
    **24      --  Power of attorney authorizing execution of registration statement on Form S-3 on behalf of certain directors of the Registrant.

---------------

 * Incorporated by reference.
** Previously filed.

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that the undertakings set forth in paragraphs (1)(i) and
     (1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such labilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Birmingham, State of Alabama, on the 22nd day of March, 1996.

                                          ENERGEN CORPORATION

                                          By:      /s/  REX J. LYSINGER
                                            ------------------------------------
                                                      Rex J. Lysinger
                                                Its Chairman of the Board of
                                                        Directors and
                                                  Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

                  SIGNATURE                                 TITLE                     DATE
---------------------------------------------   ------------------------------   ---------------
                          *                     Director                          March 22, 1996
---------------------------------------------
             J. Mason Davis, Jr.

                          *                     Director                          March 22, 1996
---------------------------------------------
               Stephen D. Ban

                          *                     Director                          March 22, 1996
---------------------------------------------
              Wallace L. Luthy

                          *                     Director                          March 22, 1996
---------------------------------------------
             James S. M. French

             /s/  GEOFFREY C. KETCHAM           Executive Vice President,         March 22, 1996
---------------------------------------------     Treasurer and Chief
             Geoffrey C. Ketcham                  Financial Officer (Principal
                                                  Accounting Officer)

                 /s/  REX J. LYSINGER           Chairman of the Board Chief       March 22, 1996
---------------------------------------------     Executive Officer and
               Rex J. Lysinger                    Director

                          *                     Director                          March 22, 1996
---------------------------------------------
               Judy M. Merritt

                          *                     Director                          March 22, 1996
---------------------------------------------
             Drayton Nabers, Jr.

                          *                     Director                          March 22, 1996
---------------------------------------------
              George S. Shirley

                  SIGNATURE                                 TITLE                     DATE
---------------------------------------------   ------------------------------   ---------------
         /s/  WM. MICHAEL WARREN, JR.           President, Chief Operating        March 22, 1996
---------------------------------------------     Officer and Director
           Wm. Michael Warren, Jr.
       *By:   /s/  GEOFFREY C. KETCHAM
---------------------------------------------
             Geoffrey C. Ketcham
              Attorney-in-Fact

                             AMENDMENT NO. 1 TO THE
           REGISTRATION STATEMENT ON FORM S-3 OF ENERGEN CORPORATION
                       RELATING TO DIVIDEND REINVESTMENT
                                      AND
                           DIRECT STOCK PURCHASE PLAN
                                       OF
                              ENERGEN CORPORATION

                             ---------------------

                               INDEX OF EXHIBITS

  EXHIBIT
  NUMBER                                        DESCRIPTION                                  PAGE
  ------         --------------------------------------------------------------------------  ----
     *4(a)    -- Restated Conformed Certificate of Incorporation of the Registrant, as
                 amended through February 3, 1995, which was filed as Exhibit 3(f) to the
                 Registrant's Annual Report on Form 10-K for the year ended September 30,
                 1995 (File No. 1-7810).
     *4(b)    -- Certificate of Adoption of Resolutions designating Series A Junior
                 Participating Preferred Stock, adopted June 27, 1988, which was filed as
                 Exhibit 4(e) to the Registrant's Registration Statement on Form S-2
                 (Registration No. 33-25435).
     *4(c)    -- Bylaws of the Registrant, which were filed as Exhibit 4(e) to the
                 Registrant's Registration Statement on Form S-8 (Registration No.
                 33-14855).
     *4(d)    -- Rights Agreement, dated as of July 27, 1988, between Energen Corporation and AmSouth Bank N.A., Rights Agent, which was filed as Exhibit I to the
                 Registrant's Registration Statement on Form 8-A (File No. 1-7810).
     *4(e)    -- Amendment of Rights Agreement, dated as of February 28, 1990, between
                 Energen Corporation and AmSouth Bank N.A., Rights Agent, which was filed as Exhibit 2 to Registrant's Form 8 Amendment No. 2 to it Registration
                 Statement on Form 8-A (File No. 1-7810).
     *4(f)    -- Indenture, dated as of January 1, 1992, between the Registrant and
                 Boatmen's Trust Company, Trustee, which was filed as Exhibit 4 to the
                 Registrant's Registration Statement on Form S-3 (Registration No.
                 33-44936).
     *4(g)    -- Indenture, dated as of March 1, 1993, between the Registrant and Boatman's
                 Trust Company, Trustee, which was filed as Exhibit 4 to the Registrant's
                 Registration Statement on Form S-3 (Registration No. 33-25435).
     *4(h)    -- Indenture dated as of November 1, 1993, between Alabama Gas Corporation and NationsBank of Georgia, National Association, Trustee, which was filed as Exhibit 4(k) to Alabama Gas's Registration Statement on Form S-3
                 (Registration No. 33-70466).
    **5       -- Opinion of Bradley, Arant, Rose & White as to the legality of the securities being offered by the Prospectus.
   **23(a)    -- Consent of Bradley, Arant, Rose & White (contained in their opinion filed as Exhibit 5 to this Registration Statement).
   **23(b)    -- Consent of Coopers & Lybrand L.L.P.
   **24       -- Power of attorney authorizing execution of registration statement on Form
                 S-3 on behalf of certain directors of the Registrant.

---------------

 * Incorporated by reference.
** Previously filed.